As filed with the Securities and Exchange Commission on May 19, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	42-2598330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
7812 Palm Parkway
Orlando, FL 32836
(Address of Principal Executive Offices, including Zip Code)
Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan
(Full title of the plan)
Andrew T. Marcus
General Counsel and Corporate Secretary
Marriott Vacations Worldwide Corporation
7812 Palm Parkway, Orlando, FL 32836
(407) 206-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
This Registration Statement on Form S-8 is being filed by Marriott Vacations Worldwide Corporation (the “Company” or the “Registrant”) to register 2,500,000 additional shares of the Company’s common stock with respect to the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “Plan”), which is in addition to the 1,776,253 shares of the Company’s common stock previously registered on the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 23, 2020 (File No. 333-239368) (the “2020 Registration Statement”) and the 1,250,000 shares of the Company’s common stock previously registered on the Company’s Registration Statement on Form S-8 filed with the Commission on May 23, 2024 (File No. 333-279656) (together with the 2020 Registration Statement, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statements are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 2,500,000 shares of the Company’s common stock not previously registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Second Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on May 15, 2023).
4.2	Restated Bylaws of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2023).
4.3
Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan, as amended and restated effective May 15, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2026).

5*	Opinion of Foley & Lardner LLP
23.1*	Consent of Foley & Lardner LLP (included in Exhibit 5)
23.2*	Consent of Ernst & Young LLP
24*	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 19th day of May, 2026.

Marriott Vacations Worldwide Corporation
By:	/s/ Andrew T. Marcus
Name:	Andrew T. Marcus
Title:	General Counsel and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Matthew E. Avril, Jason P. Marino and Andrew T. Marcus, and each one of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments or supplements, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Matthew E. Avril	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2026
Matthew E. Avril

/s/ Jason P. Marino	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2026
Jason P. Marino

/s/ Kathleen A. Pighini	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2026
Kathleen A. Pighini

/s/ William J. Shaw	Chairman - Director	May 19, 2026
William J. Shaw

/s/ C.E. Andrews	Director	May 19, 2026
C.E. Andrews

/s/ Christian A. Asmar	Director	May 19, 2026
Christian A. Asmar

/s/ James A. Dausch	Director	May 19, 2026
James A. Dausch

/s/ Lizanne Galbreath	Director	May 19, 2026
Lizanne Galbreath

/s/ Jonice M. Gray	Director	May 19, 2026
Jonice M. Gray

S-1

Signature	Title	Date

/s/ Dianna F. Morgan	Director	May 19, 2026
Dianna F. Morgan

/s/ Stephen R. Quazzo	Director	May 19, 2026
Stephen R. Quazzo

S-2